Amendment to Master Fund Accounting and Services Agreement
     This Amendment to Master Fund Accounting and Services Agreement is made as of September 22, 2009 by and among each regulated management investment company identified on Appendix A hereto (each such management investment company shall hereinafter be referred to as a “Fund”) and State Street Bank and Trust Company, a Massachusetts trust company (the “Accounting Agent”). Capitalized terms used but not defined herein shall have the meaning ascribed to them in that certain Master Fund Accounting and Services Agreement made as of October 1, 2005 (the “Fund Accounting Agreement”).
Witnesseth:
     Whereas, certain of the Funds and the Accounting Agent entered into the Fund Accounting Agreement pursuant to which the Accounting Agent provides certain fund accounting and recordkeeping services to such Funds;
     Whereas, the Funds listed on Appendix B hereto (collectively, the “Schwab ETFs”), which are exchange traded funds, will issue and redeem shares of each Portfolio only in aggregations of Shares known as “Creation Units,” generally in exchange for a basket of certain equity or fixed income securities and a specified cash payment, as more fully described in the currently effective prospectus and statement of additional information of the Schwab ETF related to the Portfolio (collectively, the “Prospectus”);
     Whereas, each of the Schwab ETFs desires to become a party to the Fund Accounting Agreement and the Accounting Agent desires to provide the services set forth in the Fund Accounting Agreement to each of the Schwab ETFs; and
     Whereas, the nature of the Schwab ETFs requires that certain provisions of the Fund Accounting Agreement be modified for the Schwab ETFs only.
     Now Therefore, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:
1. For purposes of the Schwab ETFs only, Section 9 of the Fund Accounting Agreement is hereby amended as follows:
     (A) Section 9(a) of the Fund Accounting Agreement is hereby amended in its entirety and the following Section 9(a) is inserted in lieu thereof:
     SECTION 9. TERM OF AGREEMENT; AMENDMENT.
     a. This Agreement shall become effective as of August ___, 2009 and shall remain in full force and effect for a period of three (3) years from such effective date (the “Initial Term”), and thereafter shall automatically continue in full force and effect unless either party terminates this Agreement by written notice to the other party at least ninety (90) days prior to the date of termination.
     (B) Section 9(c) of the Fund Accounting Agreement is hereby amended by the insertion of the following new Section 9(c)(I):
(I) With respect to a Schwab ETF, in the event that such Schwab ETF ceases operating as and under the name of such Schwab ETF for any reason, which may (but need not) be in connection with a merger, reorganization, transfer or liquidation of assets, stock exchange delisting or other extraordinary event. For the avoidance of doubt, upon termination of this Fund Accounting Agreement under this Section 9(b)(I), such Schwab ETF shall pay to the Accounting Agent such compensation (including any applicable fees) and any reimbursable expenses as may be due and undisputed under the terms hereof to the date of such termination, including reasonable out-of-pocket expenses associated with such termination, and no other compensation, fees, charges or expenses will be assessed or will accrue with respect to said Schwab ETF after said termination. All out-of-pocket expenses for which the Accounting Agent seeks reimbursement under this Section 9(b)(I) must be pre-approved by the Schwab ETF in writing, provided that such approval shall not be unreasonably withheld.
For the avoidance of doubt, the remainder of Section 9 of the Fund Accounting Agreement, including Section 9(c)(H) thereof relating to terminations in connection with material breaches by the Accounting Agent, shall remain in effect for all Funds and Schwab ETFs.
2. For purposes of the Schwab ETFs only, Schedule A to the Fund Accounting Agreement is hereby amended by adding the following services:
bb. The Accounting Agent shall transmit the net asset value per share of each Portfolio to the Fund’s transfer agent, the Fund’s distributor, the New York Stock Exchange (the “NYSE”) and such other entities as directed in writing by the Fund.
cc. The Accounting Agent shall on each day a Portfolio is open for the purchase or redemption of Shares of such Portfolio compute the number of shares of each Deposit Security (as further described in the Statement of Additional Information) to be included in the current Fund Deposit (as further described in the Statement of Additional Information) and shall transmit such information to the National Securities Clearing Corporation.

3. In the event that any exchange traded fund in addition to those listed on Appendix B hereto desires to have the Accounting Agent render services as accounting agent under the terms of the Fund Accounting Agreement and this Amendment, it shall so notify the Accounting Agent in writing, and if the Accounting Agent agrees in writing to provide such services, such exchange traded fund shall become a Fund and a Schwab ETF under the Fund Accounting Agreement and this Amendment and be bound by all terms and conditions and provisions of the Fund Accounting Agreement and this Amendment with respect to such Fund.
4. Except as modified hereby, all other terms and conditions of the Fund Accounting Agreement shall remain in full force and effect.
5. This Amendment may be executed in multiple counterparts, which together shall constitute one instrument.
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Signature Page
In Witness Whereof, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the date first above-written.

Fund Signature Attested to By:		Each Regulated Management
Investment Company Set Forth on
Appendix A Hereto

By:		By:
Name:	Shelley A. Harding	Name:
Title:		Title:

By:		By:
Name:	Shelley A. Harding	Name:
Title:		Title:

Signature Attested to By:		State Street Bank and Trust Company

By:		By:
Name:		Name:	Joseph C. Antonellis

Title:		Title:	Vice Chairman

Amendment to Master Fund Accounting and Services Agreement

APPENDIX A
to
MASTER ACCOUNTING SERVICES AGREEMENT
MANAGEMENT INVESTMENT COMPANIES AND PORTFOLIOS THEREOF, IF ANY
[Missing Funds]
THE CHARLES SCHWAB FAMILY OF FUNDS
Schwab Money Market Fund
Schwab Value Advantage Money Fund
Schwab Retirement Advantage Money Fund
Schwab Investor Money Fund
Schwab Government Money Fund
Schwab U.S. Treasury Money Fund
Schwab Municipal Money Fund
Schwab California Municipal Money Fund
Schwab New York AMT Tax-Free Money Fund (formerly NY Muni Money Fund)
Schwab AMT Tax-Free Money Fund (formerly Florida Muni Money Fund)
Schwab California AMT Tax-Free Money Fund
Schwab Massachusetts AMT Tax-Free Money Fund (formerly MA Muni Money Fund)
Schwab Pennsylvania Municipal Money Fund
Schwab New Jersey AMT Tax-Free Money Fund (formerly NJ Muni Money Fund)
Schwab Cash Reserves
Schwab Advisor Cash Reserves
SCHWAB INVESTMENTS
Schwab 1000 Index Fund
Schwab YieldPlus Fund
Schwab Short-Term Bond Market Fund
Schwab Total Bond Market Fund
Schwab GNMA Fund
Schwab Tax-Free YieldPlus Fund
Schwab Tax-Free Bond Fund
Schwab California Tax-Free YieldPlus Fund
Schwab California Tax-Free Bond Fund
Schwab Inflation Protected Fund
Schwab Premier Income Fund
SCHWAB CAPITAL TRUST
Schwab Core Equity Fund
Schwab Hedged Equity Fund
Schwab Premier Equity Fund
Laudus International MarketMasters Fund
Laudus Small-Cap MarketMasters Fund
Schwab Balanced Fund (formerly Schwab Viewpoints Fund)

A-1

Schwab Fundamental US Small-Mid Company Index Fund
Schwab Fundamental US Large Company Index Fund
Schwab Monthly Income Fund — Moderate Payout
Schwab Monthly Income Fund — Enhanced Payout
Schwab Monthly Income Fund — Maximum Payout
Schwab International Core Equity Fund
SCHWAB ANNUITY PORTFOLIOS
Schwab Money Market Portfolio
SCHWAB STRATEGIC TRUST
Schwab U.S. Broad Market ETF
Schwab U.S. Large-Cap ETF
Schwab U.S. Large-Cap Growth ETF
Schwab U.S. Large-Cap Value ETF
Schwab U.S. Small-Cap ETF
Schwab International Equity ETF
Schwab International Small-Cap Equity ETF
Schwab Emerging Markets Equity ETF

A-2

APPENDIX B
List of Schwab ETFs
SCHWAB STRATEGIC TRUST
Schwab U.S. Broad Market ETF
Schwab U.S. Large-Cap ETF
Schwab U.S. Large-Cap Growth ETF
Schwab U.S. Large-Cap Value ETF
Schwab U.S. Small-Cap ETF
Schwab International Equity ETF
Schwab International Small-Cap Equity ETF
Schwab Emerging Markets Equity ETF